                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-53619) of our report dated May 1, 1998, on our audits of the financial statements of AT&T Solutions Customer Care. We also consent to the references to our firm under the captions "Experts."



PricewaterhouseCoopers LLP


Jacksonville, Florida

July 2, 1998